Exhibit 10 (d)


          West Pharmaceutical Services
          The Law Department


                           DIRECTOR STOCK OPTION AGREEMENT

                             GRANT DATE:  APRIL 27, 1999
          -----------------------------------------------------------------
          West   Pharmaceutical   Services,   Inc.   (the   "Company")  and
          <<FirstName>> << LastName>> ("Director") agree:

          8.   Definitions.  As used herein:

               a)   "Board" means the Board of Directors of the Company.

               b) "Business Day" means a day on which the New York Stock Exchange is open for the transaction of business in New York City and at least one share of the Company's common stock is traded.

               c)   "Expiration Date" means the earliest of the following:

                    1)   April 27, 2009;

                    2) if the Director's service as a director of the Company terminates by reason of retirement, the one-year anniversary of the date of such termination, provided, however, that if the Director dies during the one-year period after retirement, the earlier of such anniversary date or 90 days after death;

                    3) if the Director's service as a director of the Company terminates by reasons other than retirement (including death or disability), the 90-day anniversary of the date of such termination; or

                    4) If the Director is removed for cause, the date of such removal.

               d) "Fair Market Value" means the Fair Market Value of a share of Company common stock as determined pursuant to the Plan.

               e) "Grant Date" means April 27, 1999, the date on which the Company awarded the Stock Option.

               f) "Stock Option" means the option to purchase the Option Shares hereby granted.


               g) "Plan" means the West Pharmaceutical Services, Inc. 1999 Non-Qualified Stock Option Plan for Non-Employee Directors, the terms of which are incorporated herein by reference.

               h) "Share Price" means the closing price of the Company's common stock quoted in the New York Stock Exchange Composite Transactions as published in the New York edition of The Wall Street Journal.

               i) "Option Shares" means the 4,500 shares of the Company's common stock, par value $.25 per share, which are the subject of the Stock Option hereby granted

          2. Grant of Stock Option. The Company grants to the Director, as of the Grant Date, the Stock Option to purchase any or all of the Option Shares at a price of $32.8438 per Share, on the terms and conditions set forth herein and in the Plan. The Stock Option hereby granted is a non-qualified stock option.

          3. Time of Exercise. The Stock Option shall become exercisable in three equal installments of 1,500 Option Shares as follows:

                    No. of Option Shares     Date of Exercisability
                    --------------------     ---------------------------
                         1,500               The first anniversary of the
                                             Grant Date;

                         1,500               The second anniversary of the
                                             Grant Date;

                         1,500               The third anniversary of the
                                             Grant Date;

               Provided, however, that the Stock Option shall become immediately exercisable in full as follows:

               1)   upon the Director's retirement from the Board; and

               2) on the day after both of the following occur: (A) the Share Price exceeds $43.7150; and (B) the average Share Price over the next 30 consecutive Business Days exceeds $43.7150;

               3) upon the occurrence of a Change in Control (as that term is defined in the Plan) to the extent and in the manner set forth therein.

          4. Payment for Option Shares. Full payment for Option Shares purchased upon the exercise of the Stock Option shall be made in cash, common stock of the Company valued at its Fair Market Value on the date of exercise, or in a combination thereof, as the Board may determine.

          5. Manner and Date of Exercise. The Stock Option shall be exercised by giving written notice of exercise to the Board, in care of the Secretary, at the Company's main office in Lionville, Pennsylvania. The date of exercise shall be the date on which such notice is hand-delivered, placed in the United States mail, or transmitted via facsimile. Any such notice shall be irrevocable once given.

          6. Issuance of Certificates. Subject to the terms of the Plan, a certificate for Option Shares issuable on exercise of the Stock Option shall be delivered to the Director or to his personal representative, heir or legatee as promptly as possible after the date of exercise. Fractional Option Shares shall not be issued and will be accounted for in accordance with the Plan. Neither the Director nor his personal representative, heir or legatee shall have any of the rights of a shareholder with respect to any Option Shares until the date of the issuance of such certificate.

          9. Interpretation. The Board shall have the sole power to resolve any dispute or disagreement arising out of this Agreement. The interpretation and construction of any provision of this Stock Option or the Plan made by the Board shall be final and conclusive and, insofar as possible, shall be consistent with the requirements of a non-qualified stock option.

          10. Entire Agreement. This Agreement, including the terms and conditions of the Plan incorporated herein by reference, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement in two counterparts as of the Grant Date.



                              WEST PHARMACEUTICAL SERVICES, INC.




                              ---------------------------------------------
                         By:  John R. Gailey III
                              Vice President, General Counsel and Secretary

          Witness:



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                                        <<FirstName>>  <<LastName>>